Exhibit 99.2

This English translation is for convenience purposes only. This is not an official translation and is not binding. Whilst reasonable care and skill have been exercised in the preparation hereof, no translation can ever perfectly reflect the original Hebrew version. In the event of any discrepancy between the Hebrew version and this translation, the Hebrew version shall prevail.

PACIFIC OAK SOR (BVI) HOLDINGS, LTD.

PRESENTATION OF SEPARATE FINANCIAL DATA FROM THE
CONSOLIDATED FINANCIAL STATEMENTS ATTRIBUTABLE TO THE COMPANY

June 30, 2026 (Unaudited)

PACIFIC OAK SOR (BVI) HOLDINGS, LTD.

PRESENTATION OF SEPARATE FINANCIAL DATA

FROM THE CONSOLIDATED FINANCIAL STATEMENTS

ATTRIBUTABLE TO THE COMPANY

AS OF JUNE 30, 2026
(UNAUDITED)

U.S. DOLLARS IN THOUSANDS

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Special Report in accordance with Regulation 38d

Financial Information and Financial Data from the

Consolidated Financial Statements Attributable to the Company

Below is separate financial information and financial data attributable to the Company from the Group's consolidated financial statements as of June 30, 2026, published as part of the periodic reports ("consolidated financial statements"), presented in accordance with Regulation 38d to the Israeli Securities Regulations (Periodic and Immediate Reports), 1970.

PACIFIC OAK SOR (BVI) HOLDINGS, LTD.

Financial Information from the Consolidated Statements of Financial Position Attributable to the Company

	June 30,		December 31,
	2026	2025	2025
	Unaudited		Audited
	U.S. dollars in thousands
ASSETS
NON-CURRENT ASSETS
Investments in investees	$326,689	$709,073	$400,139
Restricted cash	—	5,154	—
	326,689	714,227	400,139
CURRENT ASSETS
Cash and cash equivalents	651	591	622
Restricted cash	4,547	9,488	10,870
	5,198	10,079	11,492
TOTAL ASSETS	$331,887	$724,306	$411,631

(DEFICIT) EQUITY	$(38,043)	$366,099	$80,489

NON-CURRENT LIABILITIES
Bonds payable, net	—	167,848	—

CURRENT LIABILITIES
Accounts payable and accrued liabilities	27,178	9,045	11,813
Bonds payable	324,563	157,247	302,004
Due to affiliates	18,189	24,067	17,325
	369,930	190,359	331,142
TOTAL LIABILITIES	369,930	358,207	331,142
TOTAL EQUITY AND LIABILITIES	$331,887	$724,306	$411,631

The accompanying notes are an integral part of the condensed interim financial data.

August 30, 2026	/s/ Ryan Schluttenhofer	/s/ Ronen Nakar
Date of approval of	Schluttenhofer, Ryan	Nakar, Ronen
financial statements	Chief Accounting Officer	Chief Executive Officer and Chairman of the Board authorized by the Company's Board of Directors to execute the financial statements

PACIFIC OAK SOR (BVI) HOLDINGS, LTD.

Financial Information from the Consolidated Statements of Profit or Loss Attributable to the Company

	Six months ended June 30,		Three months ended June 30,		Year ended December 31,
	2026	2025	2026	2025	2025
	Unaudited		Unaudited		Audited
	U.S. dollars in thousands		U.S. dollars in thousands

Share of loss from investees, net	$(72,921)	$(112,790)	$(65,092)	$(110,394)	$(355,991)
Asset management fees	(3,210)	(5,396)	(1,704)	(2,739)	(9,641)
Restructuring charges	(1,853)	—	(1,132)	—	(1,508)
General and administrative expenses	(2,796)	(1,255)	(1,003)	(765)	(3,622)
Operating loss	(80,780)	(119,441)	(68,931)	(113,898)	(370,762)
Finance expense	(15,535)	(14,493)	(8,768)	(7,475)	(30,773)
Finance income	98	201	30	91	501
Loss on extinguishment of debt	—	—	—	—	(1,910)
Foreign currency transaction loss	(22,315)	(24,157)	(20,067)	(30,141)	(40,556)
Net loss	$(118,532)	$(157,890)	$(97,736)	$(151,423)	$(443,500)
Total comprehensive loss	$(118,532)	$(157,890)	$(97,736)	$(151,423)	$(443,500)

The accompanying notes are an integral part of the condensed interim financial data.

PACIFIC OAK SOR (BVI) HOLDINGS, LTD.

Financial Information from the Consolidated Statements of Cash Flows Attributable to the Company

	Six months ended June 30,		Three months ended June 30,		Year ended December 31,
	2026	2025	2026	2025	2025
	Unaudited		Unaudited		Audited
	U.S. dollars in thousands		U.S. dollars in thousands
Cash flows from operating activities
Net loss	$(118,532)	$(157,890)	$(97,736)	$(151,423)	$(443,500)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Share of loss from investees	72,921	112,790	65,092	110,394	355,991
Finance expense	15,535	14,493	8,768	7,475	30,773
Finance income	(98)	(201)	(30)	(91)	(501)
Distribution from investees, net	—	22,988	—	10,684	26,566
Foreign currency transaction loss	22,315	24,157	20,067	30,141	40,556
Loss on extinguishment of debt	—	—	—	—	1,910
Changes in operating assets and liabilities:
Accounts payable and accrued liabilities	(380)	(472)	(1,505)	(594)	670
Restricted cash for operational expenditures	410	(1,043)	252	(672)	1,504
Due to affiliates	864	2,101	527	1,487	(3,808)
Net cash (used in) provided by operating activities	(6,965)	16,923	(4,565)	7,401	10,161
Cash flows from investing activities
Distributions from (to) investees, net	529	4,640	4,816	(9,173)	66,796
Finance income	98	201	30	91	501
Net cash provided by (used in) investing activities	627	4,841	4,846	(9,082)	67,297
Cash flows from financing activities
Payment on bonds payable	—	(21,184)	—	—	(62,595)
Payments of deferred financing costs	—	—	—	—	—
Interest paid	—	(11,526)	—	(1,195)	(26,746)
Release of restricted cash	6,347	(238)	(276)	(268)	2,729
Proceeds from loan from owner	—	10,000	—	2,000	10,000
Net cash provided by (used in) financing activities	6,347	(22,948)	(276)	537	(76,612)
Effect of exchange rate changes on cash and cash equivalents	20	1,071	20	1,120	(928)
Increase (decrease) in cash	29	(113)	25	(24)	(82)
Cash, beginning of the period	622	704	626	615	704
Cash, end of the period	$651	$591	$651	$591	$622

Supplemental Disclosure of Noncash Activities:
Asset management fee payable to owner	$7,309	$16,342	$7,309	$16,342	$7,415

The accompanying notes are an integral part of the condensed interim financial data.

PACIFIC OAK SOR (BVI) HOLDINGS, LTD.
Additional Information

U.S. dollars in thousands
NOTE 1:    BASIS OF PREPARATION
a.Separate financial information is prepared in a condensed format as of June 30, 2026 and for the three and six months then ended, in accordance with Regulation 38D of the Securities Regulations (Periodic and Immediate Reports), 1970.
Please refer to the separate financial information in this regard to the financial information on the annual financial statements of the Company as of December 31, 2025 and for the year then ended, and the information accompanying notes (hereinafter - the annual consolidated financial statements).

b.As of June 30, 2026, the Company had a working capital shortfall amounting to $364.7 million, primarily attributed to bonds outstanding of 975.3 million Israeli new shekels ($327.5 million as of June 30, 2026) (“Series Bonds”), which includes Series B bonds (388.3 million Israeli new Shekels or $130.4 million as of June 30, 2026) and Series D bonds (587.0 million Israeli new Shekels or $197.1 million as of June 30, 2026) maturing within 12 month period from the date of the statement of the financial position and of which per the terms of the deed of trust, the bondholders have grounds for calling an immediate repayment of the bonds.

As of the approval date of the condensed financial data, in order for the Company’s investees to continue their regular operations, several actions will need to be completed in the near term, including debt refinancing and real estate sales, all of which are subject to approval under the standstill agreement and other third-party approvals. These plans are subject to change based on market conditions in the commercial real estate lending environment, the current interest rate environment, leasing and transaction volume challenges in certain markets, successful negotiations with the Trustee and representatives of the Bondholders, and such plans are not within the control of the Company, and therefore, there is no assurance that the Company’s investees will be successful in implementing its plans and fulfill existing and projected obligations upon maturity. The uncertainty regarding the Company’s plans could be mitigated through the potential sales of its residential homes, successful negotiations with the Trustee and Representatives, and other strategic actions currently under consideration. Since the plans mentioned above are not within the control of the Company and subject to approval of third parties, including consents from bondholders and other lenders, the Company's management and the Board of Directors have concluded that there are significant doubts regarding the Company's ability to continue as a going concern.

c.Class Action Suit

On September 10, 2025, a bondholder filed a petition for certification of a class action in the Tel Aviv District Court, Israel against the Company and certain members of its board of directors, alleging that disclosures relating to the Company were misleading and caused investor harm. The petition states an individual claim amount in excess of 2.5 million Israeli new shekels ($0.8 million as of June 30, 2026) and cites the petitioner’s expert model estimating potential class-wide damages of approximately 124.6–145.2 million Israeli new shekels ($41.6–$48.6 million as of June 30, 2026). The matter is at a preliminary stage; the court has not ruled on class certification or on the merits and based on the Company’s legal counsel’s advice, the potential outcome cannot be determined, nor can the chances of the petition being approved be reliably assessed.

d.Negotiations between the Company and a trustee that represents the bondholders of the Series Bonds (the “Trustee” and “Bondholders”) and the representatives of the Bondholders during and after the three months ended June 30, 2026.

The following is a summary of the main actions and decisions that were carried out and made in the framework of the aforementioned negotiations:

1.Director Waiver and Release
On July 9, 2026, the Bondholders approved the grant of a full waiver and release to Mr. Izhak Lax in his capacity as a director of the Company in respect of any act or omission performed or to be performed in his capacity as an officer of the Company and of entities under its control, for a period of 24 months commencing June 1, 2026, other than acts committed intentionally or fraudulently. The holders of the debentures may revoke the release by an ordinary resolution at any time after nine months from the date of his appointment, which was June 1, 2026.

2.Extension of Debt Arrangement Conditions Precedent
On June 21, 2026, the Bondholders approved a further 90-day extension of the deadline for satisfaction of the conditions precedent to the consummation of the Debt Arrangement.

3.Adjustment to Chairman and CEO Compensation

PACIFIC OAK SOR (BVI) HOLDINGS, LTD.
Additional Information

U.S. dollars in thousands
On June 16, 2026, the Bondholders approved an adjustment to the compensation of Mr. Ronen Nakar, Chairman of the Board of Directors and CEO of the Company, to NIS 60,000 per month, in consideration for a scope of activity equivalent to approximately half of a full-time position, retroactively from the commencement of his term of office on February 1, 2026.

4.Series D Bonds Deferral
On June 11, 2026, the holders of the Series D bonds approved the postponement of the record date from June 19, 2026, to August 19, 2026, and the postponement of the interest payment date from July 1, 2026, to August 31, 2026, and authorized the Trustee to postpone the dates by an additional month, if necessary.

5.Series B Bonds Payment Deferral
On June 11, 2026, holders of the Series B bonds approved the postponement of the principal and interest payment date from July 1, 2026, to August 31, 2026, and authorized the Trustee to postpone the date by an additional month, if necessary.

6.Debt Arrangement and Related Resolutions
On June 1, 2026, the Bondholders approved the following resolutions: (a) to instruct the Trustee to apply to the Court for approval of the Debt Arrangement, while consenting to the appointment of an arrangement administrator who would also serve as claims administrator and be granted investigatory powers, provided that such administrator would not be granted powers to intervene in the management of the Company's business; (b) to instruct the Trustee to approve the Company's advancement of the sale of the Highlands Park Village II land and to undertake not to impede its consummation; and (c) to approve that no liens would be created in favor of the Trustee over assets pledged in favor of the White Hawk lender until its loan has been repaid in full.

In connection with the Debt Arrangement, the Company and Owner will become subject to a loan agreement to provide limited operational funding, subject to conditions and limitations, from the Company to the Owner.

7.Series Bonds Deferral
On May 11, 2026, the Trustee announced an additional deferral of the principal and interest payment dates for the Series Bonds to July 1, 2026.

8.Selection of Director Candidate
On May 3, 2026, the Bondholders approved the selection of Mr. Izhak Lax as a candidate for appointment as a director of the Company. Mr. Lax will start as a director on June 1, 2026.

9.Approval of Klirmark Loan Agreement
On April 28, 2026, assemblies of the Bondholders, in an aggregate count, approved a resolution to ratify the Company’s entry into a loan agreement with Klirmark Opportunity Fund IV, LP, on the basis of the memorandum of understanding dated February 17, 2026, while updating the terms of the memorandum of understanding so that the amount excluded from the distribution restrictions in Pacific Oak Residential Trust, Inc. ("PORT"), the Company's investee, will be up to $4.0 million, instead of $8.0 million.

10. Approval of Proposed Debt Arrangement
On April 27, 2026, assemblies of the Bondholders approved a resolution to approve the proposed debt arrangement and to authorize the Trustee to perform all actions required for its implementation, including the signing of an amended deed of trust.

11.Objection to Filing Insolvency Proceedings
On March 10, 2026, meetings of the Bondholders resolved to object to the filing of an application for an order to commence insolvency proceedings against the Company, in accordance with the mechanism set out in the Insolvency and Economic Rehabilitation Law and Section 35H(d2b)(1) of the Securities Law. However, the applicable securities law requires a quorum of at least 75% of the voting rights, and such quorum was not achieved at the March 10, 2026 meetings. As a result, the Trustee was obligated to submit a petition for the commencement of insolvency proceedings. A court hearing on the petition has been scheduled for April 28, 2026.

12.Refinancing of the PORT Property Portfolio
On February 18, 2026, meetings of the Bondholders approved entering into a memorandum of understanding and a detailed agreement for the refinancing of loans secured by the Company's residential homes portfolio, held through

PACIFIC OAK SOR (BVI) HOLDINGS, LTD.
Additional Information

U.S. dollars in thousands
PORT. The voting approved the refinancing and to which the financing proposal of Klirmark Opportunity Fund IV, LP was selected.

13.Exemption from Liability for Officers and Management Company
On February 15, 2026, meetings of the Bondholders, by special resolution, approved granting a full exemption from liability and waiver of claims with respect to the new officer and directors (Mr. Ronen Nakar, Ms. Varda Kalal, and Mr. Itay Dayan), as well as R2 Advisors, LLC, Mr. Ryan Schluttenhofer, and all officers and managers thereof, in connection with management services provided to the Company.

14.Deferral of Debenture Payment Dates
Meetings of the Bondholders approved several resolutions to defer repayment dates.

On March 17, 2026, holders of Series B bonds approved deferring principal and interest payments to June 1, 2026 (instead of April 1, 2026), and authorized the Trustee, by special resolution, to grant an additional deferral of up to one month.

On March 17, 2026, the trustee for the Series D bonds exercised previously granted authority to further defer interest payment dates, such that the effective date was deferred to April 18, 2026 and the payment date to April 30, 2026.

15.Use of Interest Cushion Funds
During the three months ended March 31, 2026, the Bondholders approved the extension of two loans to the Company, in an aggregate amount of approximately $10.0 million, from funds held in the interest cushion accounts of the Series Bonds. The loans bear an annual interest of 20% and repayment of principal and accrued interest is expected to occur from the earliest proceeds received by the Company or controlled entities, including: asset sales or refinancing of real estate properties, sale of equity interests, or issuance of additional debt instruments, subject to creditor repayment priorities and maintenance of a minimum operating cash balance. As of June 30, 2026, the full facility of $10.0 million remained outstanding.

16.Asset Management Transition (Westdale)
On January 22, 2026, the Company replaced previous management company and entered into a asset management agreement with Westdale for the Company’s portfolio of investments, excluding residential homes.

17.Management Agreement with R2 Advisors, LLC
On January 22, 2026, meetings of the Bondholders approved entering into a management agreement with R2 Advisors, LLC.

18.Authorization to Sell Keppel Pacific Oak US REIT (S-REIT) Shares
Meetings of the Bondholders approved authorizing the Company to sell its holdings in S-REIT shares, subject to approvals by the representative body and U.S. counsel. As of the approval date of the interim condensed consolidated financial statements, the Company completed sales of all S-REIT shares.

19.Debt Arrangement Proposals
On February 4, 2026, the Tel Aviv District Court approved the convening of such creditor meetings.

20.Transactions Relating to Sale of PORT Properties
On February 4, 2026, meetings rejected proposals to enter into a memorandum of understanding for the sale of all the residential homes held through PORT.

21. Corporate structure and separation from POCA
Effective January 31, 2026, the Company and Pacific Oak Strategic Opportunity REIT, Inc., the parent company, ceased to be part of POCA following the termination of the previous management and advisory arrangements and the transition to new service providers. On January 22, 2026, following approval by the Board of Directors and debenture holders, the Company entered into: An agreement with the Pacific Oak Strategic Opportunity REIT, Inc. governing settlement of amounts payable and terminating the previous management company’s engagement. A new asset management agreement with a replacement management company and new accounting and financial services agreement with a third-party provider became effective January 31, 2026. Concurrently, Pacific Oak Strategic Opportunity REIT, Inc. formally terminated the advisory agreement with the previous management company effective January 31, 2026, after which the new service providers commenced operations.

PACIFIC OAK SOR (BVI) HOLDINGS, LTD.
Additional Information

U.S. dollars in thousands
22. Changes in directors and officers
During the three months ended March 31, 2026, there were service provider changes, prior directors and one senior officer, including the former President and CEO were removed. New executive leadership and external directors were appointed. One director announced intentions to conclude their service during the first half of 2026. These governance changes represent a significant change in management and oversight during the reporting period.

e.Restructuring Events

On June 5, 2026, the Tel Aviv District Court approved a debt arrangement between the Company, the Bondholders and certain other creditors (the “Debt Arrangement”). The Debt Arrangement provides, among other matters, for amendments to the terms and maturity dates of the Company’s financial obligations, the provision of additional security and guarantees, restrictions on distributions and asset dispositions, and other financial and operational undertakings. As of the date the interim condensed consolidated financial statements are issued, certain conditions required for the Debt Arrangement to become effective remain outstanding.

NOTE 2:    SIGNIFICANT EVENTS DURING THE REPORTING PERIOD
Israeli Bond Financings
The deeds of trust that govern the terms of the Series Bonds contain various financial covenants.

The Series B bonds contain the following covenants: (i) Consolidated Equity Capital of the Company (not including minority rights) shall not be less than USD 475 million; (ii) the Net Adjusted Financial Debt to Net Adjusted Cap (shall not exceed a rate of 75%); (iii) Adjusted NOI shall be no lower than USD 35 million; and (iv) the consolidated scope of the projects for development of the Company shall not exceed 10% of the adjusted balance. As of June 30, 2026, the Company was not in compliance with all covenants under the deed of trust of the Series B Bonds and were calculated as follows: (i) Consolidated Equity Capital of the Company as of June 30, 2026 was $38.0 million deficit; (ii) the Net Adjusted Debt to Net Adjusted Cap was 103%; (iii) the Adjusted NOI was $42.5 million for the trailing twelve months ended June 30, 2026; and (iv) the consolidated scope of projects was $0 as of June 30, 2026.

The Series D bonds contain the following covenants: (i) Consolidated Equity Capital of the Company (not including minority rights) shall not be less than USD 450 million; (ii) the Net Adjusted Financial Debt to Net Adjusted Cap shall not exceed a rate of 75%; (iii) Adjusted NOI shall be no lower than USD 35 million. As of June 30, 2026, the Company was not in compliance with all covenants under the deed of trust of the Series D Bonds and were calculated as follows: (i) Consolidated Equity Capital of the Company as of June 30, 2026 was $38.0 million deficit; (ii) the Net Adjusted Debt to Net Adjusted Cap was 103%; (iii) and the Adjusted NOI was $42.5 million for the trailing twelve months ended June 30, 2026.

As of June 30, 2026, the Company was not in compliance with financial and nonfinancial covenants and as a result, the Company continues to operate under a standstill agreement.

PORT and POCA Loan

On April 21, 2026, Pacific Oak Capital Advisors, LLC (“POCA”), the Company’s former advisor, delivered a demand directing Pacific Oak Residential Trust, Inc. (“PORT”), the Company's investee to transfer and re-register certain pledged equity interests in POCA’s name, together with a purported UCC transfer statement. The Company believes it has meritorious defenses to POCA’s asserted rights, remedies and demands, including the requested transfer and re-registration of PORT shares, and intends to vigorously defend against such claims while evaluating available claims, defenses and counterclaims against POCA.

On April 29, 2026, the Company’s counsel received an additional letter from counsel for POCA asserting a demand with respect to distributions that may arise from the refinancing of PORT properties and reserving POCA’s rights in connection therewith.

On June 12, 2026, the Company received a letter from POCA alleging that the trustee for the holders of the debentures, the debenture holders and the REIT had breached the terms of the Standstill Agreement entered into by the parties in August 2025. POCA asserted that, as a result of the alleged breaches, it was exercising a purported right to terminate the Standstill Agreement upon 20 days’ prior notice.

PACIFIC OAK SOR (BVI) HOLDINGS, LTD.
Additional Information

U.S. dollars in thousands

The Company continues to evaluate POCA’s claims and demands, including available claims, defenses and counterclaims. Given the disputed nature of these matters and the potential assertion of counterclaims, the Company is unable to determine the likelihood of an unfavorable outcome or reasonably estimate a range of possible loss, if any. Accordingly, no provision was recorded as of June 30, 2026.

Bondholder Claims Letter

On June 23, 2026, the Company received a letter from legal counsel representing the Trustee providing notice of potential legal claims against the Company and certain of its current and former directors and officers. The letter alleges, among other matters, breaches of fiduciary duties, applicable statutory law, contractual obligations and the Company's organizational documents, as well as certain alleged reporting deficiencies and related-party transactions. The letter states that the Bondholders’ investigation remains ongoing and that the claims identified therein are not exhaustive. The Company is evaluating the allegations and potential claims, including with the assistance of legal counsel. As of June 30, 2026, no legal proceeding relating to the claims described in the letter had been commenced against the Company. The Company intends to defend itself against any claims that may ultimately be asserted. Because the matter remains at an early stage and the nature and extent of any potential proceedings are uncertain, the Company is currently unable to reasonably estimate the amount or range of any potential loss, if any.

NOTE 3:    SUBSEQUENT EVENT
The Company evaluates subsequent events up until the date the consolidated financial statements are issued.

POCA Letter

On July 8, 2026, the Company received a letter from POCA, demanding that the Company and its investee companies refrain from creating any liens over the shares of PORT that, in POCA’s view, would subordinate or otherwise impair liens registered in its favor. The Company is engaged in discussions with POCA and its representatives regarding the demands and claims raised in the letter. The Company and its U.S. legal counsel are evaluating the merits and legal basis of such claims, as well as the Company’s rights and available remedies in connection therewith.

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